UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               MOVADO GROUP, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                                      13-2595932
--------------------------------------------------------------------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)


125 CHUBB AVENUE, LYNDHURST, NEW JERSEY                 07071
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(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
       to be registered                      each class is to be registered

     Common Stock, par value $.01 per share     New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

                  The description of the shares of common stock, par value $0.01 per share, of Movado Group, Inc. (the "Registrant") set forth under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-66600), as originally filed with the U.S. Securities and Exchange Commission on July 27, 1993, is incorporated herein by reference, in its entirety, and made a part hereof.

                  The Registrant's common stock commenced trading on the Nasdaq National Market under the symbol MOVA on October 7, 1993. The Registrant's common stock has been approved for listing, and will being trading, on the New York Stock Exchange on May 21, 2001 under the symbol MOV.


ITEM 2.  EXHIBITS.
         --------

         EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
--------------------------------------------------------------------------------

         1 Restated Certificate of Incorporation of the Registrant, as currently in effect. Incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1999.

         2 Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-666000).

         3 Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998.


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                                                                               3


                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 16, 2001


                                        MOVADO GROUP, INC.


                                        By:  /s/ Timothy F. Michno
                                             ----------------------------------
                                        Name:     Timothy F. Michno
                                        Title:    General Counsel


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                                                                               4


                                INDEX TO EXHIBITS


         EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
--------------------------------------------------------------------------------

         1 Restated Certificate of Incorporation of the Registrant, as currently in effect. Incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1999.

         2 Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-666000).

         3 Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998.